UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 9, 2016
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Airgas, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100
Radnor, PA  19087-5283
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code
(610) 687-5253
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 9, 2016, following the receipt of the consent of holders of a majority in aggregate principal amount of Airgas, Inc.'s ("Airgas" or the "Company") outstanding 1.650% Notes due 2018, 2.375% Notes due 2020, 3.050% Notes due 2020, 2.900% Notes due 2022 and 3.650% Notes due 2024 (collectively, the "Notes"), to certain amendments proposed by the Company, the Company entered into a supplemental indenture (the "Supplemental Indenture") to the indenture governing the Notes dated as of May 27, 2010 between the Company and U.S. Bank National Association.
As previously announced on November 17, 2015, Airgas, L'Air Liquide S.A. ("Air Liquide") and AL Acquisition Corporation ("Merger Sub") signed an Agreement and Plan of Merger pursuant to which Merger Sub will be merged with and into Airgas (the "Merger").  The Merger remains subject to customary conditions and, as previously announced, is expected to be completed on May 23, 2016.  The Supplemental Indenture provides that if the Merger is completed, in the event that Air Liquide elects to provide an unconditional guarantee (the "Air Liquide Guarantee") of the Company's payment obligations under the Indenture and the Notes, Air Liquide will provide its periodic and current reporting (under applicable French law) in lieu of Airgas's existing periodic and current reporting obligations, which reporting obligations will not be applicable at any time and for any period during which the Air Liquide Guarantee is in force.  The amendments also add certain provisions regarding the terms of the Air Liquide Guarantee, if any.  Air Liquide has no obligation to enter into the Air Liquide Guarantee.
The Supplemental Indenture is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

4.1	Seventh Supplemental Indenture dated May 9, 2016 between Airgas, Inc. and U.S. Bank National Association, as Trustee.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC.
(Registrant)

Date: May 13, 2016	By:	/s/ Thomas M. Smyth
Thomas M. Smyth Vice President and Controller
(Principal Accounting Officer)

EXHIBIT INDEX

4.1	Seventh Supplemental Indenture dated May 9, 2016 between Airgas, Inc. and U.S. Bank National Association, as Trustee.